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                                                                 Exhibit (j)(2)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 31 (File No. 33-22884) under the Securities Act of 1933 and Post-Effective Amendment No. 33 (File No. 811-5577) under the Investment Company Act of 1940 to the registration statement on Form N-1A ("Registration Statement") of our reports dated December 13, 1999 relating to the financial statements and financial highlights which appear in the October 31, 1999 Annual Reports to Shareholders of The Glenmede Fund, Inc. and The Glenmede Portfolios, which is also incorporated by reference in this Registration Statement.

We also consent to the reference to us under the headings "Financial Highlights" in the Prospectuses and "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.




/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP


Baltimore, Maryland
February 25, 2000